Exhibit 10.3

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT
IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF
PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIFTH AMENDMENT TO THE REVENUE INTEREST FINANCING AGREEMENT

This FIFTH AMENDMENT TO THE REVENUE INTEREST FINANCING AGREEMENT (this “Amendment”), dated as of September 11, 2024 (the “Fifth Amendment Effective Date”), is entered into by and between Liquidia Technologies, Inc., a Delaware corporation (the “Company”), and Healthcare Royalty Partners IV, L.P., a Delaware limited liability partnership, as the sole Investor and Investor Representative under the Agreement (as defined below) (the “Investor Representative”), solely with respect to certain enumerated provisions in the Agreement described herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties entered into that certain Revenue Interest Financing Agreement, dated as of January 9, 2023 (as amended by the First Amendment to the Revenue Interest Financing Agreement dated as of April 17, 2023, as amended by the Second Amendment to the Revenue Interest Finance Agreement dated as of June 28, 2023, as amended by the Third Amendment to the Revenue Interest Finance Agreement dated as of  July 27, 2023, and as amended by the Fourth Amendment to the Revenue Interest Finance Agreement dated as of January 3, 2024, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Investor has funded the Initial Investment Amount in the amount of $32,500,000 and the Second Investment Amount has been funded by the Investor in the aggregate amount of $35,000,000 (funded in two separate Second Closings for $10,000,000 and $25,000,000, respectively); and

WHEREAS, the Company has requested that the Agreement be modified to provide (i) that the Second Investment Amount be increased to $67,500,000, (ii) that each of the Third Investment Amount and the Fourth Investment Amount be set to $0 (with the effects that (A) there cannot and will not be a Third Closing or a Fourth Closing and (B) no payments shall be required from the Company in respect of the Included Product Payment Amount) and (iii) for changes to the regular and one-time fixed payments due from the Company and to the definition of the IRR True-Up Payment Amount, and, subject to the terms and conditions herein, the Investor is amenable to such modifications; and

WHEREAS, the Parties desire to effect the agreements, acknowledgments and amendments to the Agreement contemplated by this Amendment;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Agreement to Pay Second Investment Amount. The Investor Representative and the Company hereby agree that by execution hereof, the Investor Representative hereby waives the requirements of Section 8.3(b) of the Agreement. Based on the foregoing, the Investor Representative and the Company agree that, subject to the Investor Representative’s receipt of an Omnibus Responsible Officer’s Certificate in a form agreed to by the Investor Representative and signed by a Responsible Officer of each Company Party pursuant to Section 8.6(c) of the Agreement, as of the Fifth Amendment Effective Date, the Company has satisfied the conditions set forth in Section 8.6(c) of the Agreement and has elected to receive, and the Investor has elected to make a payment of, an additional Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) (for an aggregate Second Investment Amount of Sixty-Seven Million Five Hundred Thousand Dollars ($67,500,000)) of the Second Investment Amount to the Company on the Second Investment Triggering Date. The Parties acknowledge and agree that the Investor has, prior to the Fifth Amendment Effective Date, funded $35,000,000 of the Second Investment Amount (in two separate Second Closings for Second Investment Amounts of $10,000,000 and $25,000,000, respectively). The “Second Investment Triggering Date” means the date which is not later than two (2) Business Days after the Company provides reasonable written notice to the Investor Representative that the Parent Company has received not less than Fifty Million Dollars ($50,000,000) in aggregate gross proceeds from the sale of the Parent Company’s common stock, par value $0.001 per share, in one or more transactions occurring on and after the Fifth Amendment Effective Date, but prior to close of business on September 16, 2024.

2.            Amendments to Section 1.1.

(a)            Section 1.1 of the Agreement is hereby amended by adding the following defined term after the defined term “Foreign Subsidiary”:

““Fifth Amendment Effective Date” means September 11, 2024.”

(b)            Section 1.1 of the Agreement is hereby amended by amending and restating the following defined term in its entirety:

““IRR True-Up Payment Amount” means, as of any time of determination, (i) the amount that the Investor would need to receive to yield an internal rate of return on the Investment Amount tendered prior to Fifth Amendment Effective Date (consisting of the Initial Investment Amount of $32,500,000 and the Second Investment Amounts of $10,000,000 and $25,000,000, respectively funded on July 27, 2023 and January 4, 2024) equal to eighteen percent (18%), calculated using the “XIRR function” in Microsoft® Excel® and determined after taking into account the Total Fixed Payments, the Total Included Product Payments, the Under Performance Payments, the Generic Product Payment and any payments under the Insurance Policy received by the Investor Representative and/or the Investor, if any, and (ii) the amount that the Investor would need to receive to yield an internal rate of return on the Second Investment Amount of $32,500,000 tendered on or after the Fifth Amendment Effective Date equal to sixteen percent (16%), calculated using the “XIRR function” in Microsoft® Excel® and determined after taking into account the Total Fixed Payments, the Total Included Product Payments, the Under Performance Payments, the Generic Product Payment and any payments under the Insurance Policy received by the Investor Representative and/or the Investor, if any.  For purposes of calculating the IRR True-Up Payment Amount, any voluntary prepayments made by the Company to the Investor Representative shall be applied first to the amounts owed by the Company to the Investor Representative and/or the Investor with respect to the Initial Investment Amount, followed by the amounts owed by the Company to the Investor Representative and/or the Investor with respect to each funded tranche of the Second Investment Amount in the order such tranches were funded, beginning with the portion of the Second Investment Amount funded on the first Second Closing Date.  For reference, information on the XIRR function in Microsoft® Excel® is available at https://support.microsoft.com/en-us/office/xirr-function-de1242ec-6477-445b-b11b-a303ad9adc9d.  An illustrative example of the calculation of the IRR True-Up Payment Amount is attached as Exhibit E hereto.”

(c)            Section 1.1 of the Agreement is hereby amended by amending and restating the following defined term in its entirety:

““Quarterly Fixed Payments” means, with respect to any Calendar Quarter for which a payment is due under Section 3.1(a)(i), the amount set forth in Exhibit C. For clarity, the Quarterly Fixed Payments do not include the One-Time Fixed Payment.”

3.            Amendments to Section 2.1(b). Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b)      an aggregate sum equal to Sixty Seven Million Five Hundred Thousand Dollars ($67,500,000) (the “Second Investment Amount”) at not more than three separate Second Closing Dates, subject to the satisfaction of the conditions set forth in Section 8.3 and the performance of the obligations set forth in Section 8.6(c), in immediately available funds, by wire transfer to an account designated in writing by the Company to the Investor Representative prior to the applicable Second Closing Date;”

4.            Amendment to Section 2.1(c). Section 2.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c)      the sum of Zero Dollars ($0) (the “Third Investment Amount”) on the Third Closing Date, subject to the satisfaction of the conditions set forth in Section 8.4 and the performance of the obligations set forth in Section 8.6(d), in immediately available funds, by wire transfer to an account designated in writing by the Company to the Investor Representative prior to the Third Closing Date. Notwithstanding anything in this Agreement to the contrary, each Company Party, the Investor and the Investor Representative acknowledge and agree that (i) the Third Investment Amount shall not be, or deemed to be, funded and, (ii) as a consequence of Third Investment Amount being reduced to $0 as of the Fifth Amendment Effective Date, the Third Closing Date cannot and will not occur and, consequently, no payments shall be required from the Company in respect of the Included Product Payment Amount; and”

5.            Amendment to Section 2.1(d). Section 2.1(d) of the Agreement is hereby amended and restated in its entirety as follows:

“(d)      the sum of Zero Dollars ($0) (the “Fourth Investment Amount”) on the Fourth Closing Date, subject to the satisfaction of the conditions set forth in Section 8.5 and the performance of the obligations set forth in Section 8.6(e), in immediately available funds by wire transfer to an account designated in writing by the Company to the Investor Representative prior to the Fourth Closing Date. Notwithstanding anything in this Agreement to the contrary, each Company Party, the Investor and the Investor Representative acknowledge and agree that (i) the Fourth Investment Amount shall not be, or deemed to be, funded and (ii) as a consequence of Fourth Investment Amount being reduced to $0 as of the Fifth Amendment Effective Date, the Fourth Closing Date cannot and will not occur.”

6.            Amendment to Section 3.1(a). Section 3.1(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“(i)      (A) On each Quarterly Payment Date, until the date on which the Investor Representative has received payments (including, without limitation, the One-Time Fixed Payment) equal to the Hard Cap, the Company shall pay the Quarterly Fixed Payments to the Investor Representative. (B)  In addition to, and not in substitution for, its obligation to make Quarterly Fixed Payments under clause (A) above, the Company shall make an aggregate payment of [***] ($[***]) to Investor Representative in two equal installments of $[***] to occur no later than January 31, 2026 and July 31, 2026, respectively (collectively, the “One-Time Fixed Payment”).”

7.            Amendment to Exhibit C.  Exhibit C of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A to this Amendment.

8.            Amendment to Exhibit E.  Exhibit E of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit B to this Amendment.

9.            Reimbursement of Attorneys’ Fees. The Company agrees to reimburse the Investor Representative for all reasonable and documented fees, charges and disbursements of Jeffrey A. Jung, Esq., counsel to the Investor Representative, required in connection with this Amendment and incurred as of the Fifth Amendment Effective Date, provided such reimbursement shall not to exceed [***] ($[***]).

10.            Representations and Warranties. To induce the Investor Representative to enter into this Amendment, each of the Company and each other member of the Company Group represents and warrants to the Investor Representative that, as of the date of this Amendment, (a) the execution, delivery and performance by each Company Party of this Amendment are within each such Company Party’s power and authority, and the execution, delivery and performance of this Amendment by each Company Party have been duly authorized by each Company Party, (b) the execution and delivery of this Amendment by each Company Party will not (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, Permit or license of any Governmental Authority to which any member of the Company Group or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which any member of the Company Group is a party or by which any member of the Company Group or any of their respective assets or properties is bound or committed (other than a Material Contract), (C) any Material Contract or (D) any term or provision of any of the Organization Documents of any member of the Company Group, except in the case of clause (A) or (B) where any such event would not reasonably be expected to result in a Material Adverse Effect or (ii) except as provided in any of the Transaction Documents to which it is party, result in or require the creation or imposition of any Lien on the Collateral (in each case other than Permitted Liens), (c) this Amendment has been duly executed and delivered by each Company Party and constitutes the legal, valid and binding obligation of each such Company Party, enforceable against each such Company Party in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy, (d) no Bankruptcy Event with respect to any member of the Company Group or any Special Termination Event, Change of Control, Default or  Event of Default has occurred and is continuing.

11.            Effect on Agreement. Upon the execution and delivery of this Amendment by the Parties, the Agreement shall be amended and/or restated as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Agreement, and this Amendment and the Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in Exhibits hereto or the other Transaction Documents) has been made or relied upon by either Party hereto.

12.            Agreement in Effect. Except as specifically provided for in this Amendment, the Agreement shall remain unmodified and in full force and effect.

13.            Headings. The headings of the Articles and Sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

14.            Other Miscellaneous Terms. The provisions of Article XII of the Agreement (other than Section 12.6, Section 12.10 and Section 12.13 of the Agreement) shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

15.            Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

16.            Entire Agreement; Conflicts. This Amendment, the Agreement and the other documents and instruments referred to herein and therein constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof. In the event of any conflict between the terms and provisions of this Amendment and any Transaction Document, the terms and provisions of this Amendment shall control.

17.            Reaffirmation by the Company Parties. Each Company Party that is a party hereto hereby consents to the amendments of the Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Transaction Document to which such Company Party is a party is, and the obligations of such Company Party contained in the Agreement, this Amendment or in any other Transaction Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case, as amended by this Amendment. For greater certainty and without limiting the foregoing, each Company Party hereby confirms that the security interests granted by such Company Party in favor of the Investor Representative and the Investor pursuant to the Transaction Documents in the Collateral described therein remain in full force and effect, are not released or reduced and shall continue to secure the Obligations and the Secured Obligations (as defined in the Security Agreement).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Fifth Amendment Effective Date.

THE COMPANY:

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Michael Kaseta
	Name:	Mike Kaseta
	Title:	Chief Financial Officer

[Signature Page to Fifth Amendment to the Revenue Interest Financing Agreement]

INVESTOR REPRESENTATIVE:

HEALTHCARE ROYALTY PARTNERS IV, L.P.

By: HealthCare Royalty GP IV, LLC, its general partner

By:	/s/ Clarke Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner

[Signature Page to Fifth Amendment to the Revenue Interest Financing Agreement]

Acknowledged and Agreed,

LIQUIDIA CORPORATION

By:	/s/ Michael Kaseta
	Name:	Mike Kaseta
	Title:	Chief Financial Officer

LIQUIDIA PAH, LLC

By:	/s/ Michael Kaseta
	Name:	Mike Kaseta
	Title:	Chief Financial Officer

[Signature Page to Fifth Amendment to the Revenue Interest Financing Agreement]

EXHIBIT A

EXHIBIT C

EXAMPLE OF CALCULATION OF INCLUDED PRODUCT PAYMENT AMOUNT

[***]

EXAMPLE TOTAL FIXED PAYMENTS PAYMENT SCHEDULE

[***]

EXHIBIT B

Exhibit E

ILLUSTRATIVE EXAMPLE OF IRR TRUE-UP PAYMENT

[***]